UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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BIGLARI HOLDINGS INC.
(Name of Registrant as Specified in Its Charter)

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Biglari Holdings Inc. (“Biglari Holdings”) has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes for the election of Biglari Holdings’ director nominees at its 2015 annual meeting of shareholders.

On March 30, 2015, Biglari Holdings issued the following press release:

Significant Shareholder Value Creation at Biglari Holdings Trumps Groveland’s Hollow Rhetoric

– Since Sardar Biglari became CEO, Biglari Holdings’ share price has increased 267.1%, outperforming S&P 500 by 175.2% –

– Executed major turnaround at Steak n Shake with 25 consecutive quarters of same-store sales growth –

– Company has generated $490 million in investment gains under present management  –

San Antonio, TX, March 30, 2015 – Biglari Holdings Inc. (NYSE: BH) (“Biglari Holdings” or the “Company”) believes the facts below trump Groveland’s hollow rhetoric.  These facts will aid shareholders in making an informed decision when casting their votes for directors at the Company’s 2015 Annual Meeting, scheduled to be held on April 9, 2015. Biglari Holdings urges the Company’s shareholders to vote on the BLUE proxy card "FOR ALL" of the Company's nominees to the Board and to affirmatively reject Groveland’s attempt to gain control of the Biglari Holdings Board of Directors.

SIGNIFICANT VALUE CREATION AT BIGLARI HOLDINGS INC.

Shareholder Return

•	Since Sardar Biglari became CEO on August 5, 2008, Biglari Holdings’ share price increased 267.1%, compared to 91.9% for the S&P 500.

•	During this period BH’s total shareholder return has outpaced the S&P 500 by 175.2%.

Annual Percentage Change

Year	Biglari Holdings Stock (1)	S&P 500 Index (2)	Outperformance of S&P 500 (1)-(2)
2008	(12.1)	(26.8)	14.7
2009	172.4	26.5	145.9
2010	26.6	15.1	11.5
2011	(10.2)	2.1	(12.3)
2012	5.9	16.0	(10.1)
2013	40.0	32.4	7.6
2014	(14.9)	13.7	(28.6)
2015	6.9	1.0	5.9
Average Annual Return	21.8%	10.4%	11.4%
Overall Return	267.1%	91.9%	175.2%

Notes for Shareholder Return:
- 2008 is a partial year from August 5, 2008 through December 31, 2008; 2009-2014 are full calendar years; 2015 is as of March 6, 2015
- Average annual return is for the period August 5, 2008 through March 6, 2015
- Historical share prices adjusted for rights offerings
- Data source is FactSet
- Includes reinvested dividends

Operating Performance

Steak n Shake’s Same-Store Sales
	Prior Management				Current Management
	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014
1st Quarter	–	-1.1%	-1.7%	-9.5%	-1.4%	14.4%	2.1%	5.5%	1.3%	3.0%
2nd Quarter	–	-0.3%	-4.7%	-6.3%	2.4%	5.1%	4.3%	4.8%	0.3%	3.7%
3rd Quarter	–	-3.9%	-4.3%	-5.8%	5.0%	7.5%	4.9%	2.9%	4.2%	1.0%
4th Quarter	-3.0%	-3.4%	-3.9%	-7.4%	10.1%	6.8%	5.3%	1.8%	3.3%	3.4%

•
When Sardar Biglari became CEO in August 2008, Steak n Shake’s customer traffic was declining year-over-year by over 10%, cash flows were negative, and the company was out of compliance with its debt covenants. Its lenders demanded a reduction in its debt, and after all possible avenues had been exhausted, one lender stated in an e-mail to management: “We have done all we can.” Under present management, Steak n Shake has experienced one of the great brand turnarounds in the history of the restaurant industry. For the quarter ending March 31, 2015, Steak n Shake achieved its 25th consecutive quarter of same-store sales growth.

Investment Performance

Biglari Holdings’ Investment Portfolio vs. the S&P 500 Index

Annual Percentage Change

Year	Return From Biglari Investments (1)	S&P 500 Index (2)	Outperformance of S&P 500 (1)-(2)
2009	19.9	14.0	5.9
2010	33.5	15.1	18.4
2011	13.7	2.1	11.6
2012	25.1	16.0	9.1
2013	69.1	32.4	36.7
2014	20.6	13.7	6.9
Average Annual Return	32.8%	17.0%	15.8%
Overall Return	364.3%	133.9%	230.4%
Notes for Biglari Holdings’ Investment Performance:
- 2009 is a partial year from August 1, 2009 through December 31, 2009 and 2010-2014 are full calendar years
- Average annual return is for the period August 1, 2009 through December 31, 2014

•      From August 2009 through December 31, 2014, Biglari Holdings has earned $490 million in investment gains.

•      Biglari Holdings’ balance sheet has grown exponentially from a standing start of $1.6 million in cash in 2008 to over $917 million of cash and investments on December 31, 2014.

***

Do not permit Mr. Swenson or any of his cohorts to derail the value-creating momentum of Biglari Holdings.

***

If you have any questions, require assistance with voting your BLUE proxy card, or need additional copies of the proxy materials, please contact our proxy solicitor:

OKAPI PARTNERS LLC
437 Madison Avenue, 28th Floor
New York, NY 10022
(212) 297-0720
Shareholders Call Toll-Free at: (877) 279-2311
E-mail: info@okapipartners.com

About Biglari Holdings Inc.

Biglari Holdings Inc. is a holding company owning subsidiaries engaged in a number of diverse business activities, including media, property and casualty insurance, as well as restaurants. The Company’s largest operating subsidiaries are involved in the franchising and operating of restaurants. All major operating, investment, and capital allocation decisions are made for the Company and its subsidiaries by Sardar Biglari, Chairman and Chief Executive Officer.

Media Contact:

Sloane & Company
Elliot Sloane, 212-446-1860 / Dan Zacchei, 212-446-1882
esloane@sloanepr.com / dzacchei@sloanepr.com

Risks Associated with Forward-Looking Statements

This news release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements which may concern anticipated future results are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here. Biglari Holdings cautions readers not to place undue reliance upon any such forward-looking statements, for actual results may differ materially from expectations. Biglari Holdings does not update publicly or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Further information on the types of factors that could affect Biglari Holdings and its business can be found in the company's filings with the SEC.